UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2016

CEB Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2016, CEB Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), at which three proposals were presented to the Company’s stockholders for consideration. The three matters presented for consideration were: (1) election of nine directors to hold office until the next Annual Meeting of Stockholders or until their successors are named and qualified; (2) ratification of the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and (3) approval, in an advisory vote, of the compensation of the named executive officers as disclosed by the Company. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities Exchange Commission on April 29, 2016. At the Annual Meeting, a total of 30,593,783 shares were present in person or represented at the meeting by proxy, constituting more than a majority of the outstanding shares entitled to vote and a quorum. The final results for each of the matters submitted to the stockholders at the Annual Meeting are as follows:

Proposal 1

The nominees for election to the board of directors were elected by the stockholders by the following vote:

	For	Against	Abstain	Broker Non-Votes
Thomas L. Monahan III	29,085,412	474,149	40,747	993,475
Gregor S. Bailar	29,154,434	405,127	40,747	993,475
Stephen M. Carter	29,177,606	381,955	40,747	993,475
Gordon J. Coburn	29,103,329	456,172	40,807	993,475
Kathleen A. Corbet	29,437,527	122,034	40,747	993,475
L. Kevin Cox	29,420,655	138,906	40,747	993,475
Daniel O. Leemon	29,346,286	213,275	40,747	993,475
Stacey S. Rauch	29,190,240	369,321	40,747	993,475
Jeffrey R. Tarr	29,103,226	456,335	40,747	993,475

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2016 was approved by the stockholders by the following vote:

For	29,894,597
Against	658,381
Abstained	40,805

Proposal 3

Approval, in advisory vote, of the compensation of the named executive officers as disclosed in the proxy statement.

For	27,832,149
Against	1,722,308
Abstained	45,851
Broker Non-Votes	993,475

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEB Inc.
(Registrant)
Date: June 13, 2016

	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer